UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21, 2020

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
119 Standard Street
El Segundo, California 90245
(Address of principal executive offices, including zip code)
(866) 756-4112
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).                     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 21, 2020, Beyond Meat, Inc. (the “Company”) entered into a $150,000,000 five-year secured revolving credit agreement (the “Credit Agreement”) by and among the Company, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”). JPMorgan Chase Bank, N.A. and Silicon Valley Bank acted as joint bookrunners and joint lead arrangers under the Credit Agreement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Credit Agreement.
Concurrently with the effectiveness of the Credit Agreement, on April 21, 2020, the Company terminated (i) its existing credit agreement, dated as of June 27, 2018, among the Company, as borrower, and Silicon Valley Bank (the “SVB Credit Agreement”), and (ii) its existing equipment loan and security agreement, dated as of September 19, 2018, among the Company, as borrower, Ocean II PLO, LLC and the lenders party thereto (the “Equipment Loan and Security Agreement”), and incurred an aggregate of $1.2 million of termination, prepayment, and related fees in connection with such terminations.
Amounts available under the Credit Agreement are for working capital needs, for general corporate purposes and to refinance certain existing indebtedness, as the Company deems necessary. Borrowings under the Credit Agreement will bear interest, at the Company’s option, calculated according to an Alternate Base Rate or LIBO Rate, as the case may be, plus an applicable margin. Until the delivery to the Administrative Agent of the Company’s consolidated financial information for the fiscal quarter ending September 30, 2020, the applicable margin shall be 1.50% per annum for Alternate Base Rate loans and 2.50% per annum for LIBO Rate loans. Thereafter, the applicable margin for Alternate Base Rate loans will range from 1.25% to 1.75% per annum, and the applicable margin for LIBO Rate loans will range from 2.25% to 2.75% per annum, in each case, based on the Company’s total leverage ratio at the end of each quarter.
The Company is required to pay an unused commitment fee of 0.375% per annum, which shall accrue at the applicable rate on the daily amount of the undrawn portion of the commitment of each Lender. Letters of credit issued under the Credit Agreement are subject to customary letter of credit fees.
The Company’s obligations under the Credit Agreement are secured by substantially all of its assets, subject to customary exceptions set forth in the Credit Agreement. In addition, to the extent the Company forms or acquires any domestic subsidiaries, such domestic subsidiaries will be required to guarantee the Company’s obligations under the Credit Agreement and provide a security interest over substantially all of their assets.
The Credit Agreement contains customary representations, warranties and covenants for a transaction of this type, including maintenance of (i) a maximum total leverage ratio of 3.00 to 1.00 and (ii) a minimum fixed charge coverage ratio of 1.25 to 1.00, in each case, tested on the last day of each fiscal quarter. The Credit Agreement also provides for customary events of default, including (among others) nonpayment, covenant defaults, breaches of representations or warranties, bankruptcy and insolvency events and a change of control. If an event of default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the required Lenders, declare the obligations under the Credit Agreement immediately due and payable and the commitments of the Lenders may be terminated. For certain events of default relating to insolvency, the commitments of the Lenders are automatically terminated and all outstanding obligations become due and payable.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is included as Exhibit 10.1 hereto and is incorporated by reference herein.
Certain Lenders under the Credit Agreement and/or their affiliates may have in the past provided, and may in the future from time to time provide, investment banking, commercial banking, investment management and other services to the Company and its affiliates.
Item 1.02. Termination of a Material Definitive Agreement.
The information included in Item 1.01 of this Form 8-K regarding the termination of the SVB Credit Agreement and the Equipment Loan and Security Agreement is incorporated by reference into this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
In a press release issued on April 22, 2020, the Company announced the entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1
Credit Agreement, dated as of April 21, 2020, by and among Beyond Meat, Inc., as the Borrower, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

99.1	Press release of Beyond Meat, Inc. dated April 22, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Mark J. Nelson
Mark J. Nelson
Chief Financial Officer and Treasurer
Date: April 22, 2020